Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

RELIANCE, INC.

____________________________________________________________

ARTICLE I

Meetings of Stockholders

Section 1.1. Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 1.2. Special Meetings.

(a)            Unless otherwise required by law or by the certificate of incorporation, a special meeting of stockholders, for any purpose or purposes, may be called at any time only by the Chair of the Board, the Chief Executive Officer, the Board of Directors, or, subject to Section 1.2(b), by the Secretary of the corporation at the written request for a special meeting of stockholders (a “Special Meeting Request”) by one or more stockholders owning not less than 10% in voting power of the issued and outstanding shares of capital stock of the corporation entitled to vote at the meeting, but such special meetings may not be called by any other person or persons. In determining whether Special Meeting Requests have met the requirements of this Section 1.2, multiple Special Meeting Requests will not be considered together if they relate to different items of business. Additionally, in order to be valid, all Special Meeting Requests must have been dated and delivered to the Secretary within 60 days of the earliest dated Special Meeting Request. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

(b)            A Special Meeting Request shall be signed by each stockholder, or duly authorized agent, requesting the special meeting and shall set forth: (i) a brief description of each matter of business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting; (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment); (iii) any material interest of each stockholder in the business desired to be brought before the special meeting; (iv) the name and address, as they appear on the corporation’s books, of each stockholder requesting the special meeting; (v) the class and number of shares of the corporation which are owned by each stockholder requesting the special meeting; and (vi) any other applicable information that is required to be set forth in a stockholder’s notice required pursuant to paragraph (A)(2) of Section 1.13.

(c)            A stockholder may revoke a Special Meeting Request at any time prior to the special meeting; provided, however, that if any such revocations are received by the Secretary and, as a result of such revocation, the number of un-revoked Special Meeting Requests no longer represents at least the requisite number of shares entitling the stockholders to request the calling of a special meeting pursuant to Section 1.2(a), then the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting. If none of the stockholders who submitted the Special Meeting Request appear or send a qualified representative (as described in paragraph (C) of Section 1.13) to present the proposal(s) or business submitted by the stockholders for consideration at the special meeting, such proposal(s) or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation or such stockholder(s).

(d)            A Special Meeting Request shall not be valid (and the Board of Directors shall have no obligation to call a special meeting in respect of such Special Meeting Request) if it relates to an item of business that is not a proper subject for stockholder action under applicable law.

(e)            The Board shall determine the place, if any, and fix the date and time, of any stockholder requested special meeting. The Board of Directors may submit its own proposal or proposals for consideration at a stockholder requested special meeting.

Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the notice of any meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the corporation. Notice shall be otherwise given in accordance with Section 232 of the Delaware General Corporation Law.

Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the Delaware General Corporation Law. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

Section 1.5. Quorum. Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the person presiding over the meeting or the stockholders so present, by the affirmative vote of the holders of a majority in voting power of the shares of the corporation which are present in person or by proxy and entitled to vote thereon, may adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall attend. Shares of the corporation’s capital stock shall neither be entitled to vote nor be counted for quorum purposes if such shares belong to (i) the corporation, (ii) another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation or (iii) any other entity, if a majority of the voting power of such other entity is otherwise controlled, directly or indirectly, by the corporation; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chair of the Board, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chair designated by the Board of Directors, or in the absence of such designation by a chair chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7. Voting; Proxies.

(a)            Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. Each director shall be elected by the vote of a majority of votes cast with respect to that director's election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders, the number of nominees exceeds the number of directors to be elected (a "Contested Election"), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 1.7, a "majority of votes cast" shall mean that the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election (with "abstentions" and "broker nonvotes" not counted as votes cast either "for" or "against" that director's election). In the event an incumbent director fails to receive a majority of votes cast in an election that is not a Contested Election, such incumbent director shall submit his or her resignation to the Board of Directors contingent on acceptance of that resignation by the Board of Directors in accordance with the policies and procedures adopted by the Board of Directors for such purpose within ten calendar days of the date of the certification of the election results. The Nominating and Governance Committee, or such other committee as designated by the Board of Directors pursuant to these bylaws, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation (and, if such resignation is rejected, the rationale behind the decision) within 90 days following certification of the election results. The committee, in making its recommendation, and the Board of Directors, in making its decision, each may consider any factors and other information that they consider appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the committee or the decision of the Board of Directors with respect to his or her resignation. If such director's resignation is not accepted by the Board of Directors, such director shall continue to serve until his or her successor is duly elected, or until his or her earlier resignation or removal. If the Board of Directors accepts a director's resignation pursuant to this Section 1.7, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to Article II, Section 2.3 of these bylaws. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless a different or minimum vote is required by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

(b)            Any person directly or indirectly soliciting proxies from the stockholders of the Company must use a proxy card color other than white, which shall be reserved for the exclusive use of the Board of Directors.

Section 1.8. Fixing Date for Determination of Stockholders of Record.

(a)            In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)            In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.9. List of Stockholders Entitled to Vote. The corporation shall prepare, no later than the tenth day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders.

Section 1.10. Action by Written Consent of Stockholders.

(a)            Unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consent or consents are delivered to the corporation in the manner prescribed by the Delaware General Corporation Law. No consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner prescribed by the Delaware General Corporation Law within 60 days of the first date on which a consent is so delivered to the corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the corporation.

(b)            In order that the corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 1.10(b)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 1.10(b) or otherwise within ten days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten day time period on which a signed consent setting forth the action taken or proposed to be taken is delivered to the corporation in the manner prescribed by the Delaware General Corporation Law. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 1.10(b), the record date for determining stockholders entitled to consent to corporate action without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c)            In the event of the delivery, in the manner prescribed by the Delaware General Corporation Law, to the corporation of a consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the corporation in accordance with this Section 1.10 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 1.10(c) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 1.11. Inspectors of Election. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.12. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.13. Notice of Stockholder Business and Nominations.

(A)          Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation's notice of meeting (or any supplement thereto); (b) by or at the direction of the Board of Directors or any committee thereof; (c) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 1.13 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.13 or (d) with respect to nominations of persons for election to the Board of Directors, by an Eligible Stockholder (as defined in Section 1.14) who complies with the requirements set forth in Section 1.14 of these bylaws.

(2)            For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.13, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and (ii) such person's written consent to being named as a nominee in any proxy statement and any associated proxy card for the corporation’s next meeting of stockholders for the election of directors and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, including any shares of any class or series of capital stock of the Corporation as to which such stockholder and such beneficial owner or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing (each of the foregoing, a “Stockholder Associated Person”), including, in the case of a nomination, the nominee, including any agreements, arrangements or understandings relating to any compensation or payments to be paid to the nominee, pertaining to the nomination or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the corporation, (v) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, (vii) in the case of a nomination, a representation whether the stockholder or any Stockholder Associated Person intends to solicit proxies in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, including by soliciting the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors, (viii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (ix) a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has or shares a right, directly or indirectly, to vote any shares of any class or series of capital stock of the corporation, (x) a description of any rights to dividends or other distributions on the shares of any class or series of capital stock of the corporation, directly or indirectly, owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the corporation, and (xi) a description of any performance-related fees (other than an asset based fee) that such stockholder or beneficial owner, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the corporation or any interests described in clause (c)(iv). The foregoing notice requirements of this paragraph (A) of this Section 1.13 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. To be eligible to be a nominee for election as a director of the corporation, a proposed nominee must deliver (with respect to nominations made by stockholders pursuant to Section 1.13(A)(1)(c), in accordance with the time periods prescribed for delivery of a stockholder’s notice under this Section 1.13), to the Secretary of the corporation such information as the corporation may reasonably require, including, without limitation, (1) a completed and signed written questionnaire with respect to the background and qualifications of such proposed nominee, to determine the eligibility of such proposed nominee to serve as a director of the corporation and its committees (such questionnaire to be provided by the Secretary upon written request) and (2) a written representation and agreement (in the form to be provided by the Secretary upon written request) that such proposed nominee (x) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation or that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (y) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation, and (z) would be in compliance, if elected as a director of the corporation, and will comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the Corporation applicable to directors.

(3)            The number of nominees a stockholder may nominate for election to the Board of Directors of the corporation at the annual meeting (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in the second sentence of paragraph (A)(2) of this Section 1.13. Notwithstanding anything in the preceding sentence or the second sentence of paragraph (A)(2) of this Section 1.13 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 1.13 and there is no public announcement by the corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.13 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

(B)           Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof (or stockholders pursuant to Article I, Section 1.2 hereof) or (2) provided that the Board of Directors (or stockholders pursuant to Article I, Section 1.2 hereof) has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 1.13 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.13. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 1.13 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The number of nominees a stockholder may nominate for election at the special meeting shall not exceed the number of directors to be elected to the Board of Directors at such special meeting (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the special meeting on behalf of such beneficial owner), and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this paragraph (B) to this Section 1.13. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(C)           General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act or in Section 1.14 of these bylaws, only such persons who are nominated in accordance with the procedures set forth in this Section 1.13 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.13. Except as otherwise provided by law, the chair of the meeting (and, in advance of any meeting of stockholders, the Board of Directors) shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.13 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clauses (A)(2)(c)(vi)-(vii) of this Section 1.13) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted, notwithstanding that such proposal or nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the corporation. Notwithstanding the foregoing provisions of this Section 1.13, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that such proposal or nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 1.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)            Notwithstanding anything to the contrary in these bylaws, unless otherwise required by law, if any stockholder or beneficial owner, if any, on whose behalf a nomination is made (a) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person (it being understood that such notice or filing shall be in addition to, and not in lieu of, the notices required under these bylaws) and (b) subsequently notifies the corporation that it no longer intends to comply with Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, fails to comply with the requirements of Rule 14a-9 promulgated under the Exchange Act, or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such stockholder or such beneficial owner has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that such nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies shall be disregarded). Upon request by the corporation, if any stockholder or beneficial owner, if any, on whose behalf the nomination is made, provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person, such stockholder or such beneficial owner shall deliver to the corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(3)            For purposes of this Section 1.13, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(4)            Notwithstanding the foregoing provisions of this Section 1.13, a stockholder shall also comply with all applicable requirements of state and federal law, including the Exchange Act and the rules and regulations promulgated thereunder (including Rule 14a-19) with respect to the matters set forth in this Section 1.13; provided however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.13 (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this Section 1.13, or Article I, Section 1.14 of these bylaws, shall be the exclusive means for a stockholder to make nominations and compliance with paragraph (A)(1)(c) shall be the exclusive means for a stockholder to submit other business (other than, as provided in the penultimate sentence of (A)(2), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 1.13 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the corporation's proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

(5)            A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (given pursuant to paragraph (A)(1) of this Section 1.13 or paragraph (B) of this Section 1.13, as applicable) shall promptly update and supplement such notice (and any such supplement thereto) from time to time to the extent necessary so that the information provided or required to be provided in such notice pursuant to clauses (A)(2)(a), (b) (c)(i)-(v), (viii)-(xi) and (d) of this Section 1.13 shall be true and correct (x) as of the record date for notice and voting at the meeting and (y) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the corporation at the principal executive offices of the corporation (i) in the case of any update and supplement required to be made as of any record date for the meeting that is at least 10 days prior to the meeting, not later than 5 days after such record date for the meeting and (ii) in the case of any update or supplement required to be made as of 15 days prior to the meeting or adjournment or postponement thereof, not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 1.13(C)(5) or any other section of these bylaws shall not limit the corporation’s rights with respect to any deficiencies in any stockholder's notice, extend any applicable deadlines under these bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder's notice under these bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.

Section 1.14 Proxy Access.

(A)          The corporation shall include in its proxy statement for an annual meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the Board of Directors by a stockholder that satisfies, or by a group of no more than twenty (20) stockholders that satisfy, the requirements of this Section 1.14 (an “Eligible Stockholder”), and that expressly elects at the time of providing the notice required by this Section 1.14 (the “Nomination Notice”) to have its nominee included in the corporation’s proxy materials pursuant to this Section 1.14.

(B)           To be timely, a stockholder’s Nomination Notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or 70 days after such anniversary date, notice by the stockholder, to be timely, must be delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above.

(C)           For purposes of this Section 1.14, the “Required Information” that the corporation will include in its proxy statement is (1) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act, and (2) if the Eligible Stockholder so elects, a Statement (as defined in Section 1.14(G)). To be timely, the Required Information must be delivered to or mailed to and received by the Secretary within the time period specified in this Section 1.14 for providing the Nomination Notice.

(D)          The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 1.14 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees), together with any nominees who were previously elected to the Board of Directors as Stockholder Nominees at any of the preceding two annual meetings and who are re-nominated for election at such annual meeting by the Board of Directors, appearing in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (1) two or (2) 25% of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 1.14, or if such amount is not a whole number, the closest whole number below 25%. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.14 exceeds this maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the capital stock of the corporation each Eligible Stockholder disclosed as owned in its respective Nomination Notice submitted to the corporation and confirmed by the corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements of this Section 1.14 (y) thereafter is nominated by the Board of Directors or (z) thereafter is not included in the corporation’s proxy materials or is not submitted for election as a director, in either case, as a result of the Eligible Stockholder becoming ineligible or withdrawing its nomination, the Stockholder Nominee becoming unwilling or unable to serve on the Board of Directors or the Eligible Stockholder or the Stockholder Nominee failing to comply with the provisions of this Section 1.14, no other nominee or nominees shall be included in the corporation’s proxy materials or otherwise submitted for director election in substitution thereof.

(E)           For purposes of this Section 1.14, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the capital stock of the corporation as to which the stockholder possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (1) the person has loaned such shares, provided that the person has the power to recall such loaned shares on no more than three business days’ notice; or (2) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the capital stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the corporation and its stockholders.

(F)           An Eligible Stockholder must have owned (as defined above) continuously for at least three years that number of shares of capital stock as shall constitute 3% or more of the outstanding capital stock of the corporation (the “Required Shares”) as of both (1) a date within seven days prior to the date of the Nomination Notice and (2) the record date for determining stockholders entitled to vote at the annual meeting. For purposes of satisfying the foregoing ownership requirement under this Section 1.14, (1) the shares of the capital stock of the corporation owned by one or more stockholders, or by the person or persons who own shares of the capital stock of the corporation and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares of capital stock of the corporation is aggregated for such purpose shall not exceed 20, and (2) a group of funds under common management and investment control shall be treated as one stockholder or person for this purpose. No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 1.14. For the avoidance of doubt, if a group of stockholders aggregates ownership of shares in order to meet the requirements under this Section 1.14, all shares held by each stockholder constituting their contribution to the foregoing 3% threshold must be held by that stockholder continuously for at least three years, and evidence of such continuous ownership shall be provided as specified in this Section 1.14(F) and all requirements and obligations for an individual Eligible Stockholder that are set forth in these bylaws shall apply to each member of the group (other than the foregoing 3% threshold which shall apply to the ownership of the group in the aggregate).

Within the time period specified in this Section 1.14 for providing the Nomination Notice, an Eligible Stockholder must provide the following information in writing to the Secretary of the corporation:

(i)            one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven days prior to the date of the Nomination Notice, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(ii)            the written consent of each Stockholder Nominee to being named as a nominee in any proxy statement and any associated proxy card for the corporation’s next meeting of stockholders for the election of directors and to serving as a director if elected;

(iii)           a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;

(iv)           a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Eligible Stockholder and its affiliates and associates, or others acting in concert therewith, on the one hand, and each Stockholder Nominee, and each Stockholder Nominee’s respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Eligible Stockholder making the nomination or on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant;

(v)            a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, the Eligible Stockholder, the effect or intent of which is to mitigate loss, manage risk or benefit from share price change for, or maintain, increase or decrease the voting power of, such Eligible Stockholder with respect to shares of stock of the corporation, and a representation that the Eligible Stockholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

(vi)           a representation whether the Eligible Stockholder will engage in a solicitation with respect to the nomination or business and, if so, the percentage of shares of the corporation’s capital stock entitled to vote on such matter that are believed or intended to be held by the stockholders to be solicited, the approximate number of stockholders to be solicited if less than all, and the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act, regardless of whether such solicitation is subject to such provision) in such solicitation;

(vii)          a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under Section 1.14) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (B) intends to appear in person or by proxy at the annual meeting to present the nomination, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 1.14, (D) has not engaged and will not engage in, and has not and will not be a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, (E) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation and (F) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination; and

(viii)         an undertaking that the Eligible Stockholder agrees to (A) own the Required Shares through the date of the annual meeting, (B) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (C) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee pursuant to this Section 1.14, (D) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting and (E) provide to the corporation prior to the annual meeting such additional information as necessary with respect thereto.

(G)          The Eligible Stockholder may provide to the Secretary of the corporation, at the time the information required by this Section 1.14 is provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 1.14, the corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation and the corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

(H)          Within the time period specified in this Section 1.14 for delivering the Nomination Notice, a Stockholder Nominee must deliver to the Secretary of the corporation a written representation and agreement that the Stockholder Nominee (1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, and (3) will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement. At the request of the corporation, the Stockholder Nominee must submit all completed and signed questionnaires required of the corporation’s directors and officers. The corporation may request such additional information as necessary to permit the Board of Directors to determine whether each Stockholder Nominee is independent under the listing standards of any stock exchange applicable to the corporation, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”). If the Board of Directors determines that a Stockholder Nominee is not independent under the Applicable Independence Standards, the Stockholder Nominee will not be eligible for inclusion in the corporation’s proxy materials.

(I)            Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (1) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (2) does not receive at least 25% of the votes cast “for” the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 1.14 for the next two annual meetings.

(J)            The corporation shall not be required to include, pursuant to this Section 1.14, any Stockholder Nominees in its proxy materials for any meeting of stockholders (any such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that such nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the corporation) (1) for which the Secretary of the corporation receives a notice (whether or not subsequently withdrawn) that a stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 1.13 and such stockholder does not expressly elect at the time of providing the notice to have its nominee included in the corporation’s proxy materials pursuant to this Section 1.14, (2) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (3) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors, (4) whose election as a member of the Board of Directors would cause the corporation to be in violation of these bylaws, the certificate of incorporation, the rules or regulations of any stock exchange applicable to the corporation, or any applicable law, rule or regulation, (5) who is or has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, (6) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (7) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (8) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, or (9) if the Eligible Stockholder or applicable Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Section 1.14.

(K)          Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that such nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the corporation, if (1) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations, agreements or representations under this Section 1.14, as determined by the Board of Directors or the person presiding at the annual meeting of stockholders, or (2) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 1.14.

(L)           The Eligible Stockholder (including any person who owns shares of capital stock of the corporation that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying Section 1.14(F) hereof) shall file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(M)          For purposes of this Section 1.14, (1) the “date of mailing of the notice” means the date of the proxy statement for the solicitation of proxies for election of directors and (2) “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly field by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) the Exchange Act and the rules and regulations promulgated thereunder.

ARTICLE II

Board of Directors

Section 2.1. Number; Qualifications. The authorized number of directors of the corporation shall be fixed by resolution of the Board of Directors.

Section 2.2. Chair of the Board of Directors. The Board of Directors shall elect one of its members to be the Chair of the Board who shall serve at the pleasure of the Board of Directors. The Chair of the Board shall, if present, preside at all meetings of the Board of Directors and stockholders. The Chair of the Board shall perform such other duties and services as shall be assigned to or required of the Chair of the Board by the Board of Directors.

Section 2.3. Election; Resignation; Removal; Vacancies. At each annual meeting of stockholders, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his or her successor is duly elected and qualified, subject to such director's earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the corporation. Subject to the rights of any holders of any class or series of capital stock then outstanding and except as otherwise set forth in the certificate of incorporation, any director may be removed from office, with or without cause, only by the affirmative vote of the holders of at least a majority of the voting power of the shares of capital stock of the corporation entitled to vote at an election of directors, voting together as a single class. Unless otherwise provided by law or the certificate of incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled only by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

Section 2.4. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 2.5. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chief Executive Officer, the Secretary, or by any two members of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

Section 2.6. Remote Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone, internet, video or other communications technology by means of which all persons participating in the meeting can communicate with each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 2.7. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation, these bylaws or applicable law otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.8. Organization. Meetings of the Board of Directors shall be presided over by the Chair of the Board, if any, or in his or her absence by the Chief Executive Officer (if a director), or in their absence by a chair chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9. Action by Unanimous Consent of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

ARTICLE III

Committees

Section 3.1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

ARTICLE IV

Officers

Section 4.1.      Officers. The officers of the corporation shall consist of a Chief Executive Officer, a Chief Financial Officer, a President, a Chief Operating Officer, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time determine, each of whom shall be elected by the Board of Directors, each to have such authority, functions or duties as set forth in these bylaws or as determined by the Board of Directors. Each officer shall be chosen by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person's successor shall have been duly chosen and qualified, or until such person's earlier death, disqualification, resignation or removal.

Section 4.2.      Removal, Resignation and Vacancies. Any officer of the corporation may be removed, with or without cause, by the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time upon notice to the corporation in writing or by electronic transmission, without prejudice to the rights, if any, of the corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly chosen and qualified.

Section 4.3.      Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the corporation and shall be responsible for corporate policy and strategy, subject to the provisions of these bylaws and the control of the Board of Directors. Unless otherwise provided in these bylaws, all other officers of the corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer. The Chief Executive Officer shall, if present and in the absence of the Chair of the Board of Directors, preside at meetings of the stockholders and (if a director) of the Board of Directors.

Section 4.4.      Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.5.      President. The President shall have general responsibility for the management and control of the operations of the corporation. The President shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.6.      Chief Operating Officer. The Chief Operating Officer of the Company shall, subject to the control of the Board of Directors and Chief Executive Officer, have responsibility for the day-to-day operations of the corporation and the general powers and duties usually vested in chief operating officer of a corporation and such other powers and duties as may be prescribed from time to time by the Board of Directors.

Section 4.7.      Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the corporation, the deposit of all moneys and other valuables to the credit of the corporation in depositories of the corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the corporation is a party, the disbursement of funds of the corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.8.      Vice Presidents. A Vice President shall have such powers and duties as shall be prescribed by his or her superior officer, the Chief Executive Officer or the Board of Directors. A Vice President shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.9.      Secretary. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the corporation are duly given and served; (iii) to act as custodian of the seal of the corporation and affix the seal or cause it to be affixed to all certificates of stock of the corporation and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (iv) to have charge of the books, records and papers of the corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.10.      Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in any manner permitted under applicable law, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.10 which may be delegated to an attorney or agent may also be exercised directly by the Chair of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer or any Vice President.

Section 4.11.      Additional Matters. The Chief Executive Officer and the Chief Financial Officer of the corporation shall have the authority to designate employees of the corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the corporation unless elected by the Board of Directors.

ARTICLE V

Stock

Section 5.1. Certificates. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by any two authorized officers of the corporation (it being understood that each of the Chair of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the corporation shall be an authorized officer for such purpose) certifying the number of shares owned by such holder in the corporation. Any of or all the signatures on the certificate may be a facsimile or electronic (e.g., PDF) signature. In case any officer, transfer agent or registrar who has signed or whose facsimile or electronic signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate or certificates of stock or uncertificated shares in the place of any certificate or certificates theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

Indemnification and Advancement of Expenses

Section 6.1. Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the corporation.

Section 6.2. Advancement of Expenses. The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3. Claims. If a claim for indemnification under this Article VI (following the final disposition of such proceeding) is not paid in full within sixty days after the corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article VI is not paid in full within thirty days after the corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5. Other Sources. The corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6.6. Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 6.7. Other Indemnification and Advancement of Expenses. This Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII

Miscellaneous

Section 7.1. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

Section 7.2. Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.3. Manner of Notice.

(a)            Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the Delaware General Corporation Law, the certificate of incorporation or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the General Corporation Law to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the corporation under any provision of the Delaware General Corporation Law, the certificate of incorporation or these bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the Delaware General Corporation Law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the Delaware General Corporation Law.

(b)            Except as otherwise provided herein or permitted by applicable law, notices to any director may be in writing and delivered personally or mailed to such director at such director’s address appearing on the books of the corporation, or may be given by telephone or by any means of electronic transmission (including, without limitation, electronic mail) directed to an address for receipt by such director of electronic transmissions appearing on the books of the corporation.

(c)            Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the corporation under any provision of applicable law, the certificate of incorporation, or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice permitted under this Section 7.3, shall be deemed to have consented to receiving such single written notice.

Section 7.4. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 7.5. Form of Records. Any records administered by or on behalf of the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 7.6. Amendment of Bylaws. These bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors or by the stockholders by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares.

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Approved and Adopted by the Board of Directors this 13th day of February 2024.